                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                  Current Report to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): July 31, 2000



                          MARINE TRANSPORT CORPORATION
                          ----------------------------
             (Exact name of registrant as specified in its charter)

                             COMMISSION FILE NUMBER
                                    000-11573
                                    ---------

            DELAWARE                                            13-2625280
            --------------------------------------------------------------
(State or other jurisdiction                                 (I.R.S. Employer
incorporation or organization)                              Identification No.)


                          1200 HARBOR BOULEVARD, C-901,
                          -----------------------------
                            WEEHAWKEN, NJ 07082-0901
                            ------------------------
                    (Address of principal executive offices)

Registrant's telephone number, including area code  201-330-0200
                                                   -------------



ITEM 5.  OTHER EVENTS

     To demonstrate its compliance with the net tangible assets minimum balance requirement of $4 million prescribed by the Nasdaq marketplace rules, the Registrant attaches hereto its consolidated financial statements as of and for the seven months ended July 31, 2000. As of July 31, 2000 the Registrant's net tangible assets balance, as computed under guidance provided by Nasdaq, was $5,071,000.



Date: August 30, 2000                  /s/ Richard T. du Moulin
                                       ------------------------------
                                       Richard T. du Moulin
                                       President and Chief Executive Officer

                  MARINE TRANSPORT CORPORATION AND SUBSIDIARIES
                                      INDEX

   FINANCIAL INFORMATION                                                    PAGE
                                                                            ----
   FINANCIAL STATEMENTS

   Condensed Consolidated Statements of Operations for  the
   one month and seven months ended July 31,  2000 (unaudited)               3

   Condensed Consolidated Balance Sheets - July 31, 2000 and
   December 31, 1999 (unaudited)                                             4

   Condensed Consolidated Statements of Changes in Shareholders'
   Equity for the seven months ended July 31, 2000 and for the
   year ended December 31, 1999 (unaudited)                                  5

   Condensed Consolidated Statements of Cash Flows for the seven
   months ended July 31, 2000 and 1999 (unaudited)                           6


   Notes to Condensed Consolidated Financial Statements                     7-11





                  MARINE TRANSPORT CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                            For the                For the
                                                             Month               Seven Months
                                                             Ended                  Ended
                                                            July 31,               July 31,
                                                             2000                   2000
                                                      --------------------     -----------------
Revenues:
     Voyage revenues..........                       $      20,419            $     109,356
     Other operating revenues.                               1,835                   15,736
                                                      ------------------       -----------------
                                                            22,254                  125,092
                                                      ------------------       -----------------
Operating expenses:
  Vessel and voyage........                                 17,736                  109,982
  Depreciation and amortiza-
   tion......................                                1,331                    8,885
  General and administrative..                               1,510                    9,507
                                                      ------------------       -----------------
                                                            20,577                  128,374
                                                      ------------------       -----------------
Operating income (loss).......                               1,677                   (3,282)

Other income (expenses):
  Interest expense............                                (213)                  (1,727)
  Interest income...........                                   177                      914
  Minority Interest...........                                  73                      467
                                                      ------------------       -----------------
Net other expenses............                                  37                     (346)
                                                      ------------------       -----------------
Income (loss) before income
  taxes and extraordinary item                               1,714                   (3,628)

(Provision) benefit for income
  taxes.......................                                (600)                   1,049
                                                      ------------------       -----------------
Income (loss) before
  extraordinary item..........                               1,114                   (2,579)
Extraordinary income from
  extinguishment of debt, net
  of income taxes of $352.....                                --                        654
                                                      ------------------       -----------------
Net income (loss).............                       $       1,114            $      (1,925)
                                                      ==================       =================
Basic earnings per common share:
Income (loss) before
  extraordinary item..........                               .18                        (.42)
Extraordinary income, net of
  income taxes................                                --                         .10
                                                      ------------------       -----------------
Net income (loss).............                       $       .18              $         (.32)
                                                      ==================       =================
Diluted earnings per common share:
Income (loss) before
  extraordinary item..........                               .18                        (.42)
Extraordinary income, net of
  income taxes................                                --                         .10
                                                      ------------------       -----------------
Net income (loss).............                       $       .18              $         (.32)
                                                      ==================       =================

See notes to Condensed Consolidated Financial Statements.

             MARINE TRANSPORT CORPORATION AND SUBSIDIARIES             CONDENSED
                      CONSOLIDATED BALANCE SHEETS
                             (IN THOUSANDS)


                                                                                  July 31,
                                                                                   2000              December 31,
                                                                                (Unaudited)            1999 (1)
                                                                              ---------------      ----------------
ASSETS
Current assets:
  Cash and cash equivalents...............................                   $      7,394         $       4,658
  Receivables, less allowances of $357 in 2000 and $193 in
1999......................................................                         21,899                19,886
  Income tax receivable...................................                            581                  --
  Prepaid expenses and other current assets...............                          3,369                 4,482
                                                                              ---------------      ----------------
Total current assets......................................                         35,521                29,026

Restricted cash...... ....................................                          4,000                  --
Marketable securities and cash held in  capital construction
fund......................................................                          4,448                 4,125

Vessels and other property, ..............................                        129,687               128,784
Less: accumulated depreciation and amortization...........                        (80,720)              (75,498)
                                                                              ---------------      ----------------
  Vessels and other property-net..........................                         48,967                53,286

Vessel drydocking costs...................................                          7,769                 8,643
Note receivable...........................................                          9,000                 9,000
Other assets and deferred charges.........................                          5,650                 6,769
Goodwill, net.............................................                         10,685                11,016
                                                                              ---------------      -----------------
TOTAL ASSETS..............................................                   $    126,040         $     121,865
                                                                              ===============      ================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable........................................                   $     18,317         $      16,824
  Accrued income taxes....................................                           --                      94
  Accrued liabilities.....................................                          2,501                 1,971
  Current portion of debt.................................                          5,810                 5,999
                                                                              ---------------      ----------------
Total current liabilities.................................                         26,628                24,888

Advance time charter revenues and other liabilities.......                          1,491                   675
Deferred gain on sale of vessels..........................                         34,572                17,790
Deferred income taxes.....................................                         19,894                20,854
Long-term debt............................................                         27,699                40,214
Shareholders' equity......................................                         15,756                17,444
                                                                              ---------------      ----------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY................                   $    126,040         $     121,865
                                                                              ===============      ================




(1) The balance sheet as of December 31, 1999 has been derived from the audited financial statements as of that date, but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. See notes to Condensed Consolidated Financial Statements.

                 MARINE TRANSPORT CORPORATION AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)
                                  (UNAUDITED)


                                              Common Stock
                                       -------------------------                                  Accumulated
                                                                                   Retained         Other             Other
                                                                    Capital        Earnings     Comprehensive     Comprehensive
                                         Shares       Amount        Surplus       (Deficit)         Income           Income
                                       ---------    ----------   ------------   -------------   --------------    -------------
Balance as of  December 31,1998             6,555       $3,277       $25,461       $(11,996)            $(51)

Comprehensive income:
   Net income (loss)                                                                  1,624                            $1,624
   Net unrealized gain (loss) on
     securities, net of tax
     benefit of $39                                                                                     (149)            (149)
                                                                                                                  ------------
   Comprehensive income                                                                                                $1,475
                                                                                                                  ============

                                       -------------------------------------------------------------------------
Balance as of  December 31,1999             6,555        3,277        25,461        (10,372)            (200)

Comprehensive income:
   Net income (loss)                                                                 (1,925)                           (1,925)
   Net unrealized gain (loss) on
     securities, net of tax benefit                                                                      104              104
                                                                                                                  ------------
   Comprehensive income                                                                                               $(1,821)
                                                                                                                  ============
   Issuance of restricted stock
     awards                                                 53           265
   Amortization of deferred
     compensation

                                       ==========   ==========   ===========    ============    =============
Balance at July 31, 2000                    6,555      $ 3,330      $ 25,726      $ (12,297)            $(96)
                                       ==========   ==========   ===========    ============    =============

                                             Deferred       Treasury
                                           Compensation      Stock          Total
                                           ------------    ----------    -----------
Balance as of  December 31,1998               $ -----           $(722)    $ 15,969

Comprehensive income:
   Net income (loss)                                                         1,624
   Net unrealized gain (loss) on
     securities, net of tax
     benefit of $39                                                           (149)

   Comprehensive income
                                          ------------------------------------------
Balance as of  December 31,1999                 -----            (722)      17,444

Comprehensive income:
   Net income (loss)                                                        (1,925)
   Net unrealized gain (loss) on
     securities, net of tax benefit                                104

   Comprehensive income

   Issuance of restricted stock
     awards                                      (318)
   Amortization of deferred
     compensation                                 133              133

                                             ==========        ========  ===========
Balance at July 31, 2000                       $ (185)           $(722)   $ 15,756
                                             ==========        ========  ===========

                  MARINE TRANSPORT CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                        SEVEN MONTHS ENDED JULY 31, 2000
                                 (IN THOUSANDS)
                                   (UNAUDITED)


CASH FLOW PROVIDED (USED) BY OPERATING ACTIVITIES:
Net cash provided  by operating activities                                          $ 25,162

CASH FLOW PROVIDED (USED) BY INVESTING ACTIVITIES:
Additions to vessels and other property                                               (1,752)
Increase in restricted cash                                                           (4,000)
Proceeds and interest received and reinvested in Capital Construction Fund              (220)
Additions to vessel drydocking costs                                                  (3,750)
                                                                                ---------------
Net cash provided  (used ) by investing activities                                    (9,722)
                                                                                ---------------

CASH FLOW PROVIDED (USED) BY FINANCING ACTIVITIES:
Payment of long-term debt                                                            (12,704)
                                                                                ---------------
Net cash provided  (used ) by financing activities                                   (12,704)
                                                                                ---------------
Increase (decrease) in  cash and cash equivalents                                      2,736
Cash and cash equivalents at beginning of period                                       4,658
                                                                                ---------------
Cash and cash equivalents at end of period                                           $ 7,394
                                                                                ===============







See notes to Condensed Consolidated Financial Statements.






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

                  MARINE TRANSPORT CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 - DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Marine Transport Corporation ("MTC" or the "Company"), formerly OMI Corp., is a U.S.-based company that owns and charters a fleet of ocean-going vessels which it operates in domestic and international markets. The Company also manages vessels for other shipowners.

On June 17, 1998 OMI Corp. distributed to its shareholders, in a tax-free distribution (the "Distribution"), all of the shares of its wholly owned subsidiary Universal Bulk Carriers, Inc. ("UBC"). UBC operated the Company's former foreign-flagged shipping businesses, and continues to operate those businesses as OMI Corporation ("New OMI") under the Company's previous management.

Prior to the Distribution, OMI Corp. acquired all of the outstanding common stock of Marine Transport Lines, Inc.("MTL"), a U.S.-based company that owns, operates and manages U.S. and foreign-flagged vessels, in exchange for the consideration described in Note 2 (the "Acquisition"). The Company is currently managed by certain former officers and directors of MTL and additional new directors. The Company trades under the symbol "MTLX" and is listed on the NASDAQ National Market.

The accompanying unaudited Condensed Consolidated Financial Statements have been prepared in accordance with the instructions to Form 10-Q and, therefore, do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles. However, in the opinion of the management of the Company, all adjustments (comprising only normal recurring accruals) necessary for a fair presentation of operating results have been included in the statements. Reference is made to MTC's Form 10-K for the year ended December 31, 1999 and the Form S-1 filed on May 15, 1998 for additional information.

NOTE 2 - ACQUISITION AND DISTRIBUTION

As consideration for the Acquisition: (a) OMI Corp. issued common stock of OMI Corp. with a market value of $5,000,000 to the shareholders of MTL; (b) the Company issued a certain number of shares of newly-issued common stock to the shareholders of MTL; and (c) shareholders of MTL became entitled to additional shares of the Company's newly-issued common stock, determined by the outcome of certain post-transaction calculations. The Acquisition was valued at approximately $11,886,000 representing the estimated fair value of MTL at the date the transaction was completed plus the fair value of additional shares issued as a purchase price adjustment for working capital amounts in excess of pre-established levels per the Acquisition Agreement. The Acquisition has been accounted for as a purchase.

As part of the Distribution, MTC is party to certain agreements with New OMI, including the following:

Distribution Agreement-The Distribution Agreement provides for, with certain exceptions, assumptions of liabilities and cross-indemnities designed principally to place financial responsibility for the domestic-related liabilities with MTC and the foreign-related assets and liabilities with New OMI. New OMI, however, assumed the obligations of the Company with respect to the Company's 10.25 percent Senior Notes due November 1, 2003 in exchange for a note in the amount of $6,400,000 (repaid in February 2000 at discount), which was equivalent in value to the principal amount of the Senior Notes then outstanding. The Distribution Agreement also provides that each of MTC and New OMI will indemnify the other in the event of certain liabilities arising under the Federal securities laws. Each of MTC and New OMI have sole responsibility for claims arising out of respective activities after the Distribution.

The Distribution Agreement also provides that, except as otherwise set forth therein or in any other agreement, all costs or expenses incurred on or prior to the date of the Distribution in connection with the Distribution will be charged to and paid by the party incurring such costs or expenses. Except as set forth in the Distribution Agreement or any related agreement, each party shall bear its own costs and expenses incurred after the date of the Distribution.

As part of the Distribution Agreement, New OMI has, subject to certain exceptions, provided indemnity to MTC for all taxes attributable to the Distribution and to certain corporate restructuring transactions preceding the Distribution.

Tax Cooperation Agreement-Prior to the Distribution, MTC and New OMI entered into a Tax Cooperation Agreement which sets forth each party's rights and obligations with respect to Federal, state, local and foreign taxes for periods prior to and after the Distribution and related matters such as filing of tax returns and conducting audits and other proceedings. In general, the Tax Cooperation Agreement provides that New OMI will be liable for taxes and be entitled to refunds for each period covered by any such return which are attributable to New OMI and its subsidiaries. Though valid as between the parties thereto, the Tax Cooperation Agreement is not binding on the IRS and does not alter either party's tax liability to the IRS.

Acquisition Agreement-The Acquisition Agreement provided for an adjustment in the purchase price of MTL based on working capital amounts as of the date of the Acquisition compared to certain pre-established levels. The purchase price adjustment was made by increasing the number of shares of the Company which were exchanged for MTL's shares. In December 1998, MTC issued approximately 312,000 shares of its common stock to former MTL shareholders pursuant to this provision.

NOTE 3 - EARNINGS PER COMMON SHARE

The computation of basic earnings per share is based on weighted average number of common shares outstanding of 6,205,000 for the month ended July 31, 2000; and 6,205,000 for the seven months ended July 31, 2000. The computation of diluted earnings per share, which assumes the exercise of all dilutive stock options using the treasury method, is based on the weighted average number of common shares outstanding of 6,205,000 for the month ended July 31, 2000; and 6,205,000 for the seven months ended July 31, 2000.

NOTE 4 - LONG-TERM DEBT AND CREDIT ARRANGEMENTS

At July 31, 2000 Long-Term Debt consisted of the following (in thousands):

        Term loan                        $  13,069
        Promissory note due to New OMI         225
        Title XI debt                       20,215
                                            ------
        Total debt                          33,509
        Less current portion                 5,810
                                            ------
        Long-term portion                $  27,699
                                            ------


All debt at July 31, 2000, with the exception of the Title XI debt, was created or amended and restated concurrently with the Acquisition. The term loan and revolving credit facilities of the Company accrue interest at a floating rate based on LIBOR (the London Interbank Offering Rate) plus a margin (which can range from 1.25% to 2.25%) that is determined by certain financial ratios (the spread at July 31, 2000 was 1.75%). The Company pays a commitment fee each quarter on the portion of the revolving credit agreement facilities that is unused and available during the quarter. At July 31, 2000 the unused and available revolving credit facilities totaled $3,000,000.

The promissory note bears interest at 8% and is payable in semi-annual installments of principal and interest through May 1, 2003, with principal payments equaling approximately $37,000.

The Company uses interest rate swaps to manage interest costs and those risks associated with changing interest rates. At July 31, 2000 the Company had outstanding an interest rate swap with a notional amount of $15,010,995 which effectively fixed the base interest rate on the Company's term loans at 4.75% until December 17, 2001.

The term loan is payable in thirteen quarterly installments through June 18, 2003; the first twelve installments total $797,372 each; and the final installment totals $5,297,362. The revolving credit facilities reduce to $2,000,000 on June 18, 2001 and expire on June 18, 2003.

On September 28, 1999 the vessels SMT Chemical Trader and SMT Chemical Explorer (formerly the Frances Hammer and Julius Hammer, respectively) were acquired by two wholly-owned subsidiaries of the Company. The acquisition price was $21,884,000 consisting of a cash payment of approximately $514,000 and the remaining principal on two loans guaranteed by the United States Department of Transportation Maritime Administration (the "Title XI debt"), which loans were assumed by the Company's subsidiaries. The Title XI debt, which has an interest rate of 8.125%, is payable in thirteen semi-annual installments whose principal portions total $1,231,00 in 2000; $2,719,000 in 2001; $2,962,000 in 2002;
$2,938,000 in 2003; $3,348,000 in 2004; $3,823,000 in 2005; and $3,195,000 in
2006. The Title XI debt impose semi-annual declining penalties on any prepayment until September 2005. Occidental Petroleum Corporation, the former guarantor of the Title XI debt, continues to provide a reducing guaranty in favor of the United States of America of up to $6,000,000. The Company and Stolt-Nielsen S.A. ("Stolt") also severally guarantee all the Title XI debt with the Company providing a 75% guaranty and Stolt providing a 25% guaranty. The Company's Marketable Securities and Cash held in the Capital Construction Fund, which currently totals $4,340,000 has also been pledged as security for the Title XI debt and may, under certain circumstances, be employed to reduce the outstanding principal amount.

The Company's debt obligations restrict its ability to pay or declare dividends and require the Company to maintain certain financial ratios, minimum cash balances, minimum asset values, and to reduce debt with the proceeds derived from the sale of any vessels. In addition, all Company assets (except for SMT Chemical Explorer and SMT Chemical Trader, which are encumbered by their own mortgages, and certain workboats owned by the Company's wholly-owned subsidiary, MTL Petrolink) are pledged as collateral to secure the debt outstanding under the term loan and revolving credit facility agreements. At July 31, 2000 the Company was in compliance with all covenants imposed by its debt agreements, as amended.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

The Company is a party to a number of litigation and arbitration proceedings arising from its operations. Such actions are covered by insurance or, in the opinion of management are of such a nature that the ultimate liability, if any, would not have a material adverse effect on the operations or financial position of the Company.

NOTE 6 - FINANCIAL INFORMATION RELATING TO SEGMENTS

During the period ended July 31, 2000 the Company operated in following two distinct operating segments:

Ship Management ("Management") Technical management of vessels owned by others, including vessels of the U.S. Maritime Administration ("MARAD").

Transportation Services for Energy and Chemicals ("Energy and Chemicals") Owned and chartered-in U.S.-based vessels operating under time and voyage charters with customers, which are primarily chemical and oil-production companies.


                                                              Energy and
SEVEN MONTHS ENDED JULY 31,                    Management     Chemicals        Total
2000                                       ----------------------------------------------
Total revenues                                   $ 12,162     $112,930       $125,092
Vessel and voyage expenses                          6,497      103,476        109,973
Depreciation
  and amortization expense                          1,516        7,369          8,885
                                           ----------------------------------------------
Segment income(loss)                             $  4,144     $  2,085          6,234
                                           =================================
General & administrative expenses                                              (9,516)
Minority interest                                                                 467
Interest expense, net                                                            (813)
                                                                           --------------
Consolidated loss before income taxes
   and extraordinary item                                                    $ (3,628)
                                                                           ==============

Total operating assets                           $ 12,321     $ 91,413       $103,734
Corporate assets                                     --           --         $ 22,306
                                           ----------------------------------------------
Total assets                                     $ 12,321     $ 91,413       $126,040
                                           ==============================================





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